UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction Of incorporation)	(Commission File Number)	IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2005, Heidrick & Struggles International, Inc. (the “Company”), and L. Kevin Kelly entered into a new employment agreement (the “Agreement”) that replaces an existing employment agreement. The Agreement runs for a term of twenty-four months and automatically renews for successive one-year periods unless sooner terminated. Pursuant to the Agreement, Mr. Kelly serves as President of Europe, Middle East and Africa. Mr. Kelly is entitled to an annual base salary of $300,000, an annual management salary of $425,000, an annual target management bonus of $425,000 and an annual target Fee/SOB bonus (for work as a search consultant) of $550,000. The Agreement guarantees Mr. Kelly annual compensation of at least $1,750,000 for fiscal year 2005 and $1,500,000 for fiscal year 2006. In addition to his base salary and target bonuses, Mr. Kelly is eligible to continue to participate in the Company’s management compensation plans, including the Management Stock Option Plan, the Change in Control Severance Plan at Tier 1 and the Severance Pay Plan as a Top Employee. Pursuant to the Agreement, Mr. Kelly will be assigned to work in the Company’s London, England office and, in connection with this assignment, will receive certain expatriate benefits including reimbursement of relocation, housing and educational expenses. Pursuant to the Agreement, Mr. Kelly will also receive certain health, welfare and other benefits. If Mr. Kelly is terminated without cause, the Company will pay Mr. Kelly his base salary through the termination date and any amounts contemplated by applicable law and the Company’s management compensation plans. The Agreement requires Mr. Kelly to refrain from competing with the Company and soliciting the Company’s customers during his employment and, under defined circumstances, for 6 months following termination. The Agreement also prohibits Mr. Kelly from soliciting any of the Company’s employees, under defined circumstances, for a period of 6 months following termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Heidrick & Struggles International, Inc., and L. Kevin Kelly, dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: November 7, 2005

	By:	/s/ K. Steven Blake
	Name:	K. Steven Blake
	Title:	General Counsel and Secretary